EX-28.i

Stradley Ronon Stevens & Young, LLP 2000 K Street, N.W., Suite 700 Washington, D.C. 20006 Telephone 202-822-9611 Fax 202-822-0140 www.stradley.com

April 16, 2026

Nationwide Variable Insurance Trust

One Nationwide Plaza

Mail Code 1-18-102

Columbus, Ohio 43215

Subject:

Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”) – Post-Effective Amendment No. 268, Amendment No. 285 to Registration Statement on Form N-1A, to be filed under the Securities Act of 1933 and the Investment Company Act of 1940, each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the series and classes of shares of the Trust identified in Exhibit A.

In connection with this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007, January 14, 2011, and June 21, 2018; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust, amended and restated as of June 17, 2009 (“Declaration of Trust”); (iii) the Trust’s Third Amended and Restated Bylaws, amended and restated as of August 28, 2020; (iv) a Good Standing Certificate, dated April 16, 2026, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act of 1940, as amended (the “1940 Act”). You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the 1940

Nationwide Variable Insurance Trust

April 16, 2026

Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series and classes of the Trust have been duly authorized, and when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in this Post-Effective Amendment, and subject to compliance with Rule 24f-2, will be validly issued, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/Jessica D. Burt
Jessica D. Burt, a Partner

Nationwide Variable Insurance Trust

April 16, 2026

Exhibit A

Fund	Share Classes
NVIT Allspring Discovery Fund	Class I, Class II
NVIT American Funds Asset Allocation Fund	Class II, Class P
NVIT American Funds Bond Fund	Class II
NVIT American Funds Global Growth Fund	Class I, Class II
NVIT American Funds Growth Fund	Class II
NVIT American Funds Growth-Income Fund	Class II, Class P
NVIT BlackRock Equity Dividend Fund	Class I, Class II, Class IV, Class Y
NVIT BlackRock Managed Global Allocation Fund	Class II
NVIT Blueprint® Aggressive Fund	Class I, Class II, Class Y
NVIT Blueprint® Balanced Fund	Class I, Class II, Class Y
NVIT Blueprint® Capital Appreciation Fund	Class I, Class II, Class Y
NVIT Blueprint® Conservative Fund	Class I, Class II, Class Y
NVIT Blueprint® Managed Growth Fund	Class I, Class II
NVIT Blueprint® Managed Growth & Income Fund	Class I, Class II
NVIT Blueprint® Moderate Fund	Class I, Class II, Class Y
NVIT Blueprint® Moderately Aggressive Fund	Class I, Class II, Class Y
NVIT Blueprint® Moderately Conservative Fund	Class I, Class II, Class Y
NVIT BNY Mellon Dynamic U.S. Core Fund	Class I, Class II, Class P, Class Y
NVIT BNY Mellon Dynamic U.S. Equity Income Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT Bond Index Fund	Class I, Class II, Class Y
NVIT DoubleLine Total Return Tactical Fund	Class I, Class II, Class Y
NVIT Fidelity Institutional AM® Emerging Markets Fund	Class I, Class II, Class D, Class Y
NVIT Fidelity Institutional AM® Worldwide Fund	Class I, Class II
NVIT Government Bond Fund	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund	Class I, Class II, Class IV, Class V, Class Y
NVIT GQG US Quality Equity Fund	Class I, Class II, Class Y
NVIT GS Emerging Markets Equity Insights Fund	Class Y
NVIT GS International Equity Insights Fund	Class Y
NVIT GS Large Cap Equity Fund	Class Y
NVIT GS Small Cap Equity Insights Fund	Class Y
NVIT International Equity Fund	Class I, Class II, Class Y
NVIT International Index Fund	Class I, Class II, Class VIII, Class Y
NVIT Invesco Small Cap Growth Fund	Class I, Class II
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class I, Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P, Class Z
NVIT Investor Destinations Conservative Fund	Class II, Class P
NVIT Investor Destinations Managed Growth Fund	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class I, Class II
NVIT Investor Destinations Moderate Fud	Class I, Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P

Nationwide Variable Insurance Trust

April 16, 2026

NVIT iShares® Fixed Income ETF Fund	Class II, Class Y
NVIT iShares® Global Equity ETF Fund	Class II, Class Y
NVIT J.P. Morgan Digital Evolution Strategy Fund	Class II, Class Y
NVIT J.P. Morgan Equity and Options Total Return Fund	Class I, Class II, Class IV, Class Y
NVIT J.P. Morgan Inflation Managed Fund	Class I, Class II
NVIT J.P. Morgan Innovators Fund	Class Y
NVIT J.P. Morgan Large Cap Growth Fund	Class I, Class II, Class Y
NVIT J.P. Morgan U.S. Equity Fund	Class II, Class Y
NVIT J.P. Morgan US Technology Leaders Fund	Class II, Class Y
NVIT Jacobs Levy Large Cap Core Fund	Class I, Class II
NVIT Jacobs Levy Large Cap Growth Fund	Class I, Class II
NVIT Loomis Core Bond Fund	Class I, Class II, Class P, Class Y
NVIT Loomis Short Term Bond Fund	Class I, Class II, Class P, Class Y
NVIT Loomis Short Term High Yield Fund	Class I
NVIT Managed American Funds Asset Allocation Fund	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund	Class II
NVIT Mid Cap Index Fund	Class I, Class II, Class Y
NVIT Multi-Manager Small Company Fund	Class I, Class II, Class IV
NVIT Nasdaq-100 Index Fund	Class I, Class II
NVIT Putnam International Value Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT Real Estate Fund	Class I, Class II
NVIT S&P 500 Index Fund	Class I, Class II, Class IV, Class Y
NVIT Small Cap Index Fund	Class II, Class Y
NVIT Small Cap Value Fund	Class I, Class II, Class IV
NVIT Strategic Income Fund	Class I
NVIT U.S. 130/30 Equity Fund	Class Y
NVIT Victory Mid Cap Value Fund	Class I, Class II